Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of SulphCo, Inc. (the “Registrant”) on Form 10-K for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanley W. Farmer, President, Chief Financial Officer, Treasurer and Corporate Secretary of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 31, 2011

/s/ Stanley W. Farmer
Stanley W. Farmer President, Chief Financial Officer, Treasurer and Corporate Secretary

A signed original of this written statement required by §906 has been provided to SulphCo, Inc. and will be retained by SulphCo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.